Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Second Quarter 2017 Financial Results and Updates 2017 Guidance
Second Quarter 2017 Highlights

•	Revenues were $181.4 million in Q2 2017 compared to $184.3 million in Q2 2016.

•
Net loss from continuing operations, which includes a non-cash pretax goodwill impairment charge of $209.6 million related to the company's Healthcare segment, was $150.5 million in Q2 2017 compared to net income from continuing operations of $16.1 million in Q2 2016.

•	Adjusted EBITDA(6), a non-GAAP measure, was $24.5 million in Q2 2017 compared to $41.6 million in Q2 2016.

•	Diluted loss per share from continuing operations was $7.00 in Q2 2017 compared to diluted earnings per share from continuing operations of $0.76 in Q2 2016.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.49 in Q2 2017 compared to $1.09 in Q2 2016.

•
Huron reorganized its internal financial reporting structure by moving its Life Sciences practice from the Education and Life Sciences segment to the Business Advisory segment. Historical segment data has been recast for consistent presentation.

Year to Date 2017 Highlights and 2017 Guidance

•	Revenues increased to $370.3 million for the first six months of 2017 compared to $364.7 million for the same period in 2016.

•	Net loss from continuing operations was $145.3 million for the first six months of 2017, compared to net income from continuing operations of $23.0 million for the same period in 2016.

•	Adjusted EBITDA(6) was $51.6 million for the first six months of 2017 compared to $68.3 million for the same period in 2016.

•
Diluted loss per share from continuing operations was $6.80 for the first six months of 2017 compared to diluted earnings per share from continuing operations of $1.07 for the first six months of 2016.

•	Adjusted diluted earnings per share from continuing operations(6) was $1.04 for the first six months of 2017 compared to $1.71 for the first six months of 2016.

•	Huron updates full year 2017 guidance, including revenue expectations in a range of $730.0 million to $750.0 million.
CHICAGO - July 27, 2017 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the second quarter ended June 30, 2017.

"Our Business Advisory and Education segments continued to meet our expectations during the second quarter," said James H. Roth, chief executive officer and president of Huron. “While our Healthcare segment remained challenged, we have recently seen positive indications related to demand for our services and have made substantial changes to reposition this business for growth. At the same time, hospitals and health systems continue to face regulatory and funding uncertainty, which keeps us cautious about near-term growth.”
"Our clients are facing immense and rapid change, and Huron has a strong track record of helping clients transform their organizations as they strive to strengthen their businesses today while creating growth opportunities for tomorrow," added Roth.
SECOND QUARTER 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues were $181.4 million for the second quarter of 2017 compared to $184.3 million for the second quarter of 2016. Second quarter 2017 revenues included $19.8 million from Huron's acquisitions of Innosight Holdings, LLC (Innosight), Healthcare Services Management, Inc. (HSM Consulting), and Pope Woodhead and Associates Limited (Pope Woodhead), all of which were completed subsequent to the second quarter of 2016. Second quarter 2017 revenues also included a full quarter impact of Huron's acquisition of the U.S. assets of ADI Strategies, Inc. (ADI Strategies) and revenues from the acquisition of the international assets of ADI Strategies. These acquisitions were completed in May 2016 and April 2017, respectively, and have been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $150.5 million for the second quarter of 2017 compared to net income from continuing operations of $16.1 million for the same period last year. Second quarter 2017 results reflect a non-cash pretax charge of $209.6 million to reduce the carrying value of goodwill in the company's Healthcare segment. The impairment charge is non-cash in nature and does not affect the company's liquidity or debt covenants. Diluted loss per share from continuing operations was $7.00 for the second quarter of 2017, compared to diluted earnings per share from continuing operations of $0.76 for the second quarter of 2016.
Second quarter 2017 loss before interest, taxes, depreciation and amortization(6) was $186.6 million, compared to earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) of $39.9 million in the comparable quarter last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2017	2016
Amortization of intangible assets	$8,945	$8,153
Restructuring charges	$3,669	$1,747
Other gains, net	$(1,102)	$—
Goodwill impairment charge	$209,600	$—
Non-cash interest on convertible notes	$1,951	$1,861
Gain on sale of business	$(931)	$—
Foreign currency transaction gains	$(81)	$(7)
Tax effect	$(61,070)	$(4,622)
Adjusted EBITDA(6) was $24.5 million, or 13.5% of revenues, in the second quarter of 2017, compared to $41.6 million, or 22.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $10.6 million, or $0.49 per diluted share, for the second quarter of 2017, compared to $23.3 million, or $1.09 per diluted share, for the comparable period in 2016.
The average number of full-time billable consultants(2) increased 6.7% to 2,026 in the second quarter of 2017 compared to 1,898 in the same quarter last year. Full-time billable consultant utilization rate(3) was 75.1% during the second quarter of 2017 compared to 75.6% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $194 for the second quarter of 2017 compared to $216 for the second quarter of

2016. The average number of full-time equivalent professionals(5) was 266 in the second quarter of 2017 compared to 255 for the comparable period in 2016.
YEAR-TO-DATE 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues increased to $370.3 million for the first half of 2017 compared to $364.7 million for the first half of 2016. Revenues for the six months ended June 30, 2017 included $32.7 million from Huron's acquisitions of Innosight, HSM Consulting and Pope Woodhead, all of which were completed subsequent to the second quarter of 2016, and $0.3 million of incremental revenues due to the full quarter impact of the acquisition of MyRounding Solutions, LLC, which was completed in February 2016. Revenues for the first six months of 2017 also included a full period impact of Huron's acquisition of the U.S. assets of ADI Strategies and revenues from acquisition of the international assets of ADI Strategies. These acquisitions were completed in May 2016 and April 2017, respectively, and have been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $145.3 million for the first half of 2017 compared to net income from continuing operations of $23.0 million for the same period last year. Results for the six months ended June 30, 2017 reflect a non-cash pretax charge of $209.6 million to reduce the carrying value of goodwill in the company's Healthcare segment. The impairment charge is non-cash in nature and does not affect the company's liquidity or debt covenants. Diluted loss per share from continuing operations was $6.80 for the first half of 2017, compared to diluted earnings per share from continuing operations of $1.07 for the same prior year period.
Loss before interest, taxes, depreciation, and amortization(6) for the first half of 2017 was $159.8 million, compared to EBITDA of $65.5 million in the comparable period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2017	2016
Amortization of intangible assets	$17,597	$15,598
Restructuring charges	$3,948	$3,080
Other gains, net	$(1,102)	$—
Goodwill impairment charge	$209,600	$—
Non-cash interest on convertible notes	$3,879	$3,699
Gain on sale of business	$(931)	$—
Foreign currency transaction gains	$(64)	$(354)
Tax effect	$(65,262)	$(8,794)
Adjusted EBITDA(6) was $51.6 million, or 13.9% of revenues, in the first half of 2017, compared to $68.3 million, or 18.7% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) was $22.4 million, or $1.04 per diluted share, for the first six months of 2017, compared to $36.6 million, or $1.71 per diluted share, for the comparable period in 2016.
The average number of full-time billable consultants(2) increased 7.1% to 1,995 in the first half of 2017 compared to 1,863 in the same period last year. Full-time billable consultant utilization rate(3) was 76.1% for both the six months ended June 30, 2017 and 2016. Average billing rate per hour for full-time billable consultants(4) was $204 for the first half of 2017 compared to $215 for the same period last year. The average number of full-time equivalent professionals(5) was 270 in the first half of 2017 compared to 250 for the comparable period in 2016.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
During the second quarter of 2017, the company reorganized its internal financial reporting structure by moving its Life Sciences practice from the Education and Life Sciences segment to the Business Advisory segment. The remaining Education and Life Sciences segment is now referred to as the Education segment. While Huron's consolidated results have not been impacted, the company has recast its historical segment information for consistent presentation.
The company’s year-to-date 2017 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (49%); Education (23%); and Business Advisory (28%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2017.
ACQUISITIONS
On April 1, 2017, the company completed its acquisition of the international assets of ADI Strategies in Dubai and India. Huron acquired the U.S. assets of ADI Strategies in the second quarter of 2016. ADI Strategies is a leading enterprise performance management, risk management and business intelligence firm. The acquisition strengthens Huron's technology and analytics competencies and expands its global reach. The international results of operations of ADI Strategies have been included in the consolidated financial statements and results of operations of the Business Advisory segment from the date of acquisition.
OUTLOOK FOR 2017(8)
Based on currently available information, the company updated its outlook for full year 2017. The company now anticipates full year 2017 revenues before reimbursable expenses in a range of $730.0 million to $750.0 million. The company also anticipates a net loss in the range of $134.0 million to $131.0 million, loss before interest, taxes, depreciation and amortization in a range of $111.0 million to $105.0 million, and GAAP diluted loss per share in a range of $6.25 to $6.15, all of which reflect a pretax non-cash goodwill impairment charge of $209.6 million. Excluding this charge, the company anticipates adjusted EBITDA in a range of $102.0 million to $108.0 million and non-GAAP adjusted diluted earnings per share in a range of $2.20 to $2.30.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
SECOND QUARTER 2017 WEBCAST
The company will host a webcast to discuss its financial results today, July 27, 2017, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

ABOUT HURON
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2016 and under Part II, Item 1A. "Risk Factors" in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues and reimbursable expenses:
Revenues	$181,418	$184,259	$370,267	$364,748
Reimbursable expenses	20,930	18,982	37,880	35,543
Total revenues and reimbursable expenses	202,348	203,241	408,147	400,291
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	113,669	103,099	229,410	214,956
Amortization of intangible assets and software development costs	2,745	3,840	5,731	7,226
Reimbursable expenses	20,953	19,164	37,822	35,791
Total direct costs and reimbursable expenses	137,367	126,103	272,963	257,973
Operating expenses and other gains, net:
Selling, general and administrative expenses	43,705	39,624	90,561	81,681
Restructuring charges	3,669	1,747	3,948	3,080
Other gains, net	(1,102)	—	(1,102)	—
Depreciation and amortization	9,684	7,558	18,603	14,972
Goodwill impairment charge	209,600	—	209,600	—
Total operating expenses and other gains, net	265,556	48,929	321,610	99,733
Operating income (loss)	(200,575)	28,209	(186,426)	42,585
Other income (expense), net:
Interest expense, net of interest income	(4,927)	(4,123)	(8,931)	(8,094)
Other income, net	1,516	276	2,274	747
Total other expense, net	(3,411)	(3,847)	(6,657)	(7,347)
Income (loss) from continuing operations before income tax expense	(203,986)	24,362	(193,083)	35,238
Income tax expense (benefit)	(53,504)	8,223	(47,756)	12,233
Net income (loss) from continuing operations	(150,482)	16,139	(145,327)	23,005
Income (loss) from discontinued operations, net of tax	309	(970)	452	(1,834)
Net income (loss)	$(150,173)	$15,169	$(144,875)	$21,171
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$(7.00)	$0.77	$(6.80)	$1.09
Income (loss) from discontinued operations, net of tax	0.01	(0.05)	0.02	(0.09)
Net income (loss)	$(6.99)	$0.72	$(6.78)	$1.00
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$(7.00)	$0.76	$(6.80)	$1.07
Income (loss) from discontinued operations, net of tax	0.01	(0.05)	0.02	(0.08)
Net income (loss)	$(6.99)	$0.71	$(6.78)	$0.99
Weighted average shares used in calculating earnings per share:
Basic	21,492	21,061	21,366	21,088
Diluted	21,492	21,376	21,366	21,418
Comprehensive income (loss):
Net income (loss)	$(150,173)	$15,169	$(144,875)	$21,171
Foreign currency translation adjustments, net of tax	802	(19)	1,226	2
Unrealized gain (loss) on investment, net of tax	(1,246)	(597)	531	875
Unrealized loss on cash flow hedging instruments, net of tax	(72)	(34)	(27)	(148)
Other comprehensive income (loss)	(516)	(650)	1,730	729
Comprehensive income (loss)	$(150,689)	$14,519	$(143,145)	$21,900

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$13,592	$17,027
Receivables from clients, net	93,083	94,246
Unbilled services, net	62,117	51,290
Income tax receivable	2,988	4,211
Prepaid expenses and other current assets	16,871	13,308
Total current assets	188,651	180,082
Property and equipment, net	46,977	32,434
Deferred income taxes, net	15,421	—
Long-term investment	35,546	34,675
Other non-current assets	28,565	24,814
Intangible assets, net	89,489	81,348
Goodwill	688,836	799,862
Total assets	$1,093,485	$1,153,215
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,107	$7,273
Accrued expenses and other current liabilities	28,268	19,788
Accrued payroll and related benefits	51,549	82,669
Accrued contingent consideration for business acquisitions	6,107	1,985
Deferred revenues	24,689	24,053
Total current liabilities	118,720	135,768
Non-current liabilities:
Deferred compensation and other liabilities	25,939	24,171
Accrued contingent consideration for business acquisitions, net of current portion	15,362	6,842
Long-term debt, net of current portion	400,173	292,065
Deferred lease incentives	15,284	10,703
Deferred income taxes, net	—	35,633
Total non-current liabilities	456,758	369,414
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,512,482 and 24,126,118 shares issued at June 30, 2017 and December 31, 2016, respectively	241	235
Treasury stock, at cost, 2,417,257 and 2,408,343 shares at June 30, 2017 and December 31, 2016, respectively	(120,735)	(113,195)
Additional paid-in capital	426,983	405,895
Retained earnings	206,173	351,483
Accumulated other comprehensive income	5,345	3,615
Total stockholders’ equity	518,007	648,033
Total liabilities and stockholders’ equity	$1,093,485	$1,153,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(144,875)	$21,171
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,705	22,201
Share-based compensation	7,601	9,787
Amortization of debt discount and issuance costs	5,031	4,757
Goodwill impairment charge	209,600	—
Allowances for doubtful accounts and unbilled services	1,292	5,877
Deferred income taxes	(52,685)	4,879
Gain on sale of business	(931)	—
Change in fair value of contingent consideration liabilities	(1,102)	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	10,948	19,818
(Increase) decrease in unbilled services	(7,751)	(26,552)
(Increase) decrease in current income tax receivable / payable, net	959	(570)
(Increase) decrease in other assets	(2,951)	10,424
Increase (decrease) in accounts payable and accrued liabilities	6,976	(4,594)
Increase (decrease) in accrued payroll and related benefits	(32,426)	(26,978)
Increase (decrease) in deferred revenues	(1,105)	1,187
Net cash provided by operating activities	23,286	41,407
Cash flows from investing activities:
Purchases of property and equipment, net	(15,287)	(5,376)
Investment in life insurance policies	(1,826)	(1,699)
Purchases of businesses, net of cash acquired	(103,456)	(49,071)
Capitalization of internally developed software costs	(528)	(536)
Proceeds from note receivable	177	—
Proceeds from sale of business	1,499	—
Net cash used in investing activities	(119,421)	(56,682)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	123
Shares redeemed for employee tax withholdings	(4,259)	(4,445)
Share repurchases	—	(55,265)
Proceeds from borrowings under credit facility	205,500	116,000
Repayments on credit facility	(106,500)	(93,000)
Payments for debt issuance costs	(395)	—
Payment of contingent consideration liabilities	(1,811)	—
Net cash provided by (used in) financing activities	92,535	(36,587)
Effect of exchange rate changes on cash	165	125
Net decrease in cash and cash equivalents	(3,435)	(51,737)
Cash and cash equivalents at beginning of the period	17,027	58,437
Cash and cash equivalents at end of the period	$13,592	$6,700

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$83,227	$106,088	(21.5)%
Operating income	$23,652	$41,399	(42.9)%
Segment operating income as a percentage of segment revenues	28.4%	39.0%
Education:
Revenues	$43,926	$37,322	17.7%
Operating income	$12,495	$11,482	8.8%
Segment operating income as a percentage of segment revenues	28.4%	30.8%
Business Advisory:
Revenues	$54,265	$40,849	32.8%
Operating income	$12,192	$10,856	12.3%
Segment operating income as a percentage of segment revenues	22.5%	26.6%
Total Company:
Revenues	$181,418	$184,259	(1.5)%
Reimbursable expenses	20,930	18,982	10.3%
Total revenues and reimbursable expenses	$202,348	$203,241	(0.4)%
Statements of Operations reconciliation:
Segment operating income	$48,339	$63,737	(24.2)%
Items not allocated at the segment level:
Other operating expenses	30,732	27,970	9.9%
Other gains, net	(1,102)	—	N/M
Depreciation and amortization	9,684	7,558	28.1%
Goodwill impairment charge (1)	209,600	—	N/M
Total operating income (loss)	(200,575)	28,209	N/M
Other expense, net	3,411	3,847	(11.3)%
Income (loss) from continuing operations before income tax expense	$(203,986)	$24,362	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	750	952	(21.2)%
Education	519	428	21.3%
Business Advisory	737	516	42.8%
Total	2,006	1,896	5.8%
Average number of full-time billable consultants (for the period) (2):
Healthcare	807	1,005
Education	494	421
Business Advisory	725	472
Total	2,026	1,898

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	77.7%	78.1%
Education	75.1%	72.4%
Business Advisory	72.4%	73.3%
Total	75.1%	75.6%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$182	$211
Education	$219	$217
Business Advisory	$190	$228
Total	$194	$216
Revenue per full-time billable consultant (in thousands):
Healthcare	$65	$76
Education	$80	$76
Business Advisory	$72	$82
Total	$71	$78
Average number of full-time equivalents (for the period) (5):
Healthcare	215	198
Education	34	36
Business Advisory	17	21
Total	266	255
Revenue per full-time equivalent (in thousands):
Healthcare	$143	$148
Education	$134	$149
Business Advisory	$133	$98
Total	$141	$144

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$181,679	$220,106	(17.5)%
Operating income	$57,802	$80,405	(28.1)%
Segment operating income as a percentage of segment revenues	31.8%	36.5%
Education:
Revenues	$86,207	$73,195	17.8%
Operating income	$24,010	$20,577	16.7%
Segment operating income as a percentage of segment revenues	27.9%	28.1%
Business Advisory:
Revenues	$102,381	$71,447	43.3%
Operating income	$22,058	$14,668	50.4%
Segment operating income as a percentage of segment revenues	21.5%	20.5%
Total Company:
Revenues	$370,267	$364,748	1.5%
Reimbursable expenses	37,880	35,543	6.6%
Total revenues and reimbursable expenses	$408,147	$400,291	2.0%
Statements of Operations reconciliation:
Segment operating income	$103,870	$115,650	(10.2)%
Items not allocated at the segment level:
Other operating expenses	63,195	58,093	8.8%
Other gains, net	(1,102)	—	N/M
Depreciation and amortization expense	18,603	14,972	24.3%
Goodwill impairment charge (1)	209,600	—	N/M
Total operating income (loss)	(186,426)	42,585	N/M
Other expense, net	6,657	7,347	(9.4)%
Income (loss) from continuing operations before income tax expense	$(193,083)	$35,238	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	750	952	(21.2)%
Education	519	428	21.3%
Business Advisory	737	516	42.8%
Total	2,006	1,896	5.8%
Average number of full-time billable consultants (for the period) (2):
Healthcare	837	1,015
Education	483	415
Business Advisory	675	433
Total	1,995	1,863

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (3):
Healthcare	74.9%	79.3%
Education	75.0%	72.9%
Business Advisory	78.2%	71.7%
Total	76.1%	76.1%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$205	$212
Education	$218	$216
Business Advisory	$194	$224
Total	$204	$215
Revenue per full-time billable consultant (in thousands):
Healthcare	$142	$158
Education	$157	$152
Business Advisory	$145	$158
Total	$147	$157
Average number of full-time equivalents (for the period) (5):
Healthcare	215	199
Education	37	36
Business Advisory	18	15
Total	270	250
Revenue per full-time equivalent (in thousands):
Healthcare	$293	$299
Education	$281	$277
Business Advisory	$236	$200
Total	$288	$290

(1)
The non-cash goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of Huron's corporate investment in the segments. Huron does not include the impact of goodwill impairment charges in its evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours all full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Consists of cultural transformation consultants within the Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$181,418	$184,259	$370,267	$364,748
Net income (loss) from continuing operations	$(150,482)	$16,139	$(145,327)	$23,005
Add back:
Income tax expense (benefit)	(53,504)	8,223	(47,756)	12,233
Interest expense, net of interest income	4,927	4,123	8,931	8,094
Depreciation and amortization	12,429	11,398	24,334	22,198
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (6)	(186,630)	39,883	(159,818)	65,530
Add back:
Restructuring charges	3,669	1,747	3,948	3,080
Other gains, net	(1,102)	—	(1,102)	—
Goodwill impairment charge	209,600	—	209,600	—
Gain on sale of business	(931)	—	(931)	—
Foreign currency transaction gains	(81)	(7)	(64)	(354)
Adjusted EBITDA (6)	$24,525	$41,623	$51,633	$68,256
Adjusted EBITDA as a percentage of revenues (6)	13.5%	22.6%	13.9%	18.7%

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$(150,482)	$16,139	$(145,327)	$23,005
Weighted average shares – diluted	21,492	21,376	21,366	21,418
Diluted earnings (loss) per share from continuing operations	$(7.00)	$0.76	$(6.80)	$1.07
Add back:
Amortization of intangible assets	8,945	8,153	17,597	15,598
Restructuring charges	3,669	1,747	3,948	3,080
Other gains, net	(1,102)	—	(1,102)	—
Goodwill impairment charge	209,600	—	209,600	—
Non-cash interest on convertible notes	1,951	1,861	3,879	3,699
Gain on sale of business	(931)	—	(931)	—
Tax effect	(61,070)	(4,622)	(65,262)	(8,794)
Total adjustments, net of tax	161,062	7,139	167,729	13,583
Adjusted net income from continuing operations (6)	$10,580	$23,278	$22,402	$36,588
Adjusted weighted average shares - diluted (7)	21,657	21,376	21,566	21,418
Adjusted diluted earnings per share from continuing operations (6)	$0.49	$1.09	$1.04	$1.71

(6)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income (loss) from continuing operations, and adjusted diluted earnings (loss) per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)
As the company reported a net loss for the three and six months ended June 30, 2017, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for those periods. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for those periods. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2017 OUTLOOK
RECONCILIATION OF NET LOSS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected revenues - GAAP	$730.0	$750.0
Projected net loss - GAAP	$(134.0)	$(131.0)
Add back:
Income tax benefit	(44.0)	(41.0)
Interest expense, net of interest income	18.0	18.0
Depreciation and amortization	49.0	49.0
Projected loss before interest, taxes, depreciation and amortization (EBITDA) (8)	(111.0)	(105.0)
Add back:
Restructuring charges	5.0	5.0
Other gains, net	(1.0)	(1.0)
Goodwill impairment charge	210.0	210.0
Other non-operating income, net	(1.0)	(1.0)
Projected adjusted EBITDA (8)	$102.0	$108.0
Projected adjusted EBITDA as a percentage of projected revenues (8)	14.0%	14.4%
RECONCILIATION OF NET LOSS
TO ADJUSTED NET INCOME (8)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected net loss - GAAP	$(134.0)	$(131.0)
Projected diluted loss per share - GAAP	$(6.25)	$(6.15)
Add back:
Amortization of intangible assets	35.0	35.0
Restructuring charges	5.0	5.0
Other gains, net	(1.0)	(1.0)
Goodwill impairment charge	210.0	210.0
Non-cash interest on convertible notes	8.0	8.0
Gain on sale of business	(1.0)	(1.0)
Tax effect	(75.0)	(75.0)
Total adjustments, net of tax	181.0	181.0
Projected adjusted net income (8)	$47.0	$50.0
Projected adjusted diluted earnings per share (8)	$2.20	$2.30

(8)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net loss and projected diluted loss per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.